UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan

On June 20, 2006, at the 2006 Annual Meeting of Shareholders of CarMax, Inc. (the “Company”), the Company’s shareholders, upon recommendation of the Board of Directors (the “Board”), approved two amendments to the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”). The first amendment extended eligibility for participation in the ESPP to all employees of the Company. The second amendment increased the number of shares of Company common stock reserved for issuance under the ESPP from 1,000,000 shares to 2,000,000 shares. The ESPP, as amended and restated effective July 1, 2006, is attached as Exhibit 10.1, and is hereby incorporated by reference into this Item 1.01.

Fiscal Year 2007 Non-Management Director Compensation

On June 19, 2006, each of the Board and the Compensation and Personnel Committee of the Board reviewed the Company’s compensation practices related to the Board’s non-management directors (the “Directors”). The Board approved the following compensation package for Directors for fiscal year 2007, effective March 1, 2006.

The annual retainer for service as a Director shall be $50,000 and Directors shall be paid $1,500 for each Board meeting attended. The annual retainer for Chairpersons of the Compensation and Personnel Committee and the Nominating and Governance Committee shall be $10,000 and the annual retainer for the Chairperson of the Audit Committee shall be $15,000. Directors serving on the Audit, Compensation and Personnel, and Nominating and Governance Committees shall be paid $1,500 for each committee meeting attended.

Directors shall receive an annual equity award valued at $80,000, comprised of a grant of Company common stock valued at $30,000 (the “Stock Grant”) and a grant of non-qualified options to purchase shares of Company common stock valued at $50,000 (as valued using the Black-Scholes option-pricing model) (the “Option Grant”). Each of the Stock Grant and the Option Grant shall be made pursuant to the terms of the CarMax, Inc. 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated (the “Plan”). The Stock Grant shall be fully vested at the time of grant. The Option Grant shall vest with respect to one-third of the options on each of the first three anniversaries of the date of grant and will expire seven years from the date of grant. The options granted pursuant to the Option Grant shall have an exercise price equal to the fair market value of the Company common stock on the date of grant as determined under the terms of the Plan.

Accordingly, on June 21, 2006, the Directors were granted an annual equity award valued at $80,000, in the form of 860 shares of Company common stock and non-qualified stock options to purchase 3,402 shares of Company common stock. The per share grant price of the Company common stock and the per share exercise price of the non-qualified options to purchase shares of Company common stock is $34.88 per share, which was the fair market value of the Company’s common stock on June 21, 2006.

Item 8.01.	Other Events.
On June 20, 2006, the Company held its 2006 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders reelected Jeffrey E. Garten, Beth A. Stewart and William R. Tiefel and elected first-time nominee Vivian M. Stephenson to the Company’s board of directors, each for a three-year term expiring at the 2009 Annual Meeting of Shareholders pursuant to the following vote:

Director	Shares Voted For	Shares with Votes Withheld
Jeffrey E. Garten	95,948,262	175,757
Beth A. Stewart	95,954,280	169,739
William R. Tiefel	95,112,561	1,011,458
Vivian M. Stephenson	95,946,136	177,883

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2007 by a vote of 95,580,258 shares for, 392,370 shares against, and 151,391 shares abstaining.

3.  The shareholders voted to approve the two amendments to the ESPP by a vote of 76,888,646 shares for, 2,514,068 shares against, and 312,270 shares abstaining. There were 16,409,035 broker non-votes on this matter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description of Exhibit
10.1	CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, as amended and restated July 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: June 22, 2006	By:	/s/ Keith D. Browning
Keith D. Browning
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, as amended and restated July 1, 2006